UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 10, 2006

American Medical Alert Corp.
(Exact name of registrant as specified in its charter)

New York	333-54992	11-2571221
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3265 Lawson Boulevard, Oceanside, New York	11572
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (516) 536-5850

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Item 1.01. Entry into a Material Definitive Agreement.

On March 10, 2006, American Medical Corp. (the "Company"), through its indirect wholly owned subsidiary, MD OnCall Acquisition Corp (the "Buyer"), entered into an asset purchase agreement with Capitol Medical Bureau, Inc. and MD OnCall, LLC, (the "Sellers") telephone answering services located in Rockville, MD and Cranston, RI, respectively, James K. Cardi and Ginamaria Shapiro, the Sellers' sole owners, and Louis Shapiro, an officer of both Sellers, whereby the Buyer purchased the operating assets of each of the Sellers.

The assets purchased included the customer list, telephone equipment, accounts receivable and goodwill. The total purchase price for the assets was $3,430,642.54, consisting of (i) cash of $3,087,578.29, of which $2,744,514.03 was paid on March 10, 2006, $171,532.13 is payable on the six month anniversary of the consummation of the transaction, with the balance of $171,532.13 payable on the one year anniversary of the consummation of the transaction, in each case, subject to indemnification claims, if any, and (ii) an aggregate 56,360 shares of the Company's common stock, which were issued to the Sellers' on March 10, 2006. In addition, the Sellers may be entitled to additional payments based on the Buyer meeting certain financial thresholds over a four year period.

A copy of the Company's press release announcing the acquisition is attached hereto as Exhibit 99.1

On March 16, 2006, the Company entered into an amendment to its credit agreement with the Bank of New York. Pursuant to the amendment, the Company borrowed an additional $2,500,000 from the Bank of New York. For a description of the material terms of the amendment, See Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant, set forth below.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On March 10, 2005, the Company borrowed $1,250,000 from The Bank of New York pursuant to an existing revolving line of credit (the "Revolving Loan"). The entire amount of the outstanding Revolving Loan was paid on March 16, 2006 through the proceeds of a term loan described below.

On March 16, 2006, the Company entered into an amendment to its credit agreement, dated May 20, 2005, with the Bank of New York (the "Bank"). Pursuant to the amendment, the Bank advanced the Company $2,500,000.00 pursuant to a term loan. The term loan is evidenced by a promissory note (the "Note"). The Note has a term of five (5) years, bears interest at an annual rate of the lower of (a) LIBOR + 2.25%, or (b) the greater of the prime rate or the federal funds effective rate plus 0.5%, and is payable in sixty (60) equal monthly installments of $41,666 each. The Note may be accelerated upon the occurrence of an event of default (as defined in the credit agreement).

Item 3.02 Unregistered Sales of Equity Securities.

On March 10, 2006, the Company issued 21,135 and 35,225 shares of common stock to Capitol Medical Bureau, Inc. and MD OnCall, LLC, respectively, in connection with the sale of the Sellers' operating assets. The shares were issued in reliance on Section 4(2) of the Securities Act of 1933, as amended, and Rule 506 promulgated thereunder, and in reliance on each Seller's representations as to its status as an accredited investor, and that it was acquiring the shares for investment purposes and not with a view to any sale or distribution. In addition, the shares bore a 1933 Act restrictive legend.

Item 9.01. Financial Statements and Exhibits.

(c)  Exhibits.

No.	Description
99.1	Press release announcing the purchase of the assets of Answer Connecticut, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: March 16, 2006

AMERICAN MEDICAL ALERT CORP.

By:	/s/ Jack Rhian
Name: Jack Rhian
Title: President